CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Form 10-KSB for the year ended June 30, 1998 of our report dated August 6, 1997 and September 28, 1998, relating to the financial statements of Diamond Equities, Inc. for the year ended June 30, 1997.


                                 /s/ Wisan, Smith, Racker & Prescott, L.L.P.


September 28, 1998